EXHIBIT 1(d)

                             ARTICLES SUPPLEMENTARY
                                       OF
                  PRUDENTIAL GLOBAL LIMITED MATURITY FUND, INC.

                                      *****
                           Pursuant to Section 2-208.1
                     of the Maryland General Corporation Law
                                      *****

         Prudential Global Limited Maturity Fund, Inc., a Maryland corporation having its principal offices in Baltimore, Maryland
(the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST:      The Corporation is registered as an open-end
company under the Investment Company Act of 1940.

         SECOND:     The total number of shares of all classes of stock
which the Corporation has authority to issue is 2,000,000,000 shares of common stock, par value $.001 each, having an aggregate par value of $2,000,000 and the total number of shares of common stock that the Corporation has authority to issue is not being increased or decreased.

         THIRD:      Of the 2,000,000,000 shares which the Corporation
has authority to issue, all authorized and unissued shares of the Global Assets Portfolio of any class are hereby reclassified as shares of the Limited Maturity Portfolio and all 2,000,000,000 shares shall be of the series designated Limited Maturity
Portfolio. The series shall be divided into four classes, as follows: 500,000,000 shares of Class A common stock, 500,000,000 shares of Class B common stock, 500,000,000 Class C common stock and 500,000,000 shares of Class Z common stock. The aggregate par value of each class of shares within the series is $500,000.

         FOURTH:      The Class Z shares shall represent the same
interest in the Corporation and have identical voting, dividend, liquidation and other rights as the Class A, Class B and Class C shares (the differing rights of which are hereby repeated for ease of reference), except that (i) expenses related to the distribution of each class of shares shall be borne solely by such class; (ii) the bearing of such expenses solely by shares of each class shall be appropriately reflected (in the manner determined by the Board of Directors) in the net asset value, dividends, distribution and liquidation rights of the shares of such class; (iii) the Class A common stock shall be subject to a front-end sales load and a Rule 12b-1 distribution fee as determined by the Board of Directors from time to time; (iv) the Class B common stock shall be subject to a contingent deferred sales charge and a Rule 12b-1 distribution fee as determined by the Board of Directors from time to time; (v) the Class C common stock shall be subject to a contingent deferred sales charge and a Rule 12b-1 distribution fee as determined by the Board of Directors from time to time; and (v) the Class Z common stock


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shall not be subject to a front-end sales load, a contingent deferred sales charge nor a 12b-1 distribution fee. All shares of each particular class shall represent an equal proportionate interest in that class, and each shares of any particular class shall be equal to each other share of that class.

         FIFTH:      In accordance with Section 2-105(c) of the
Maryland General Corporation Law and pursuant to a resolution duly adopted by the Board of Directors of the Corporation at a meeting held on April 11, 1996, the number of authorized shares of which the Corporation has authority to issue is hereby divided into four classes of shares, consisting of 500,000,000 Class A shares, 500,000,000 Class B shares, 500,000,000 Class C shares and 500,000,000 Class Z shares, consisting of one series.

         SIXTH:      These Articles Supplementary do not increase the
aggregate authorized capital stock of the Corporation.

         IN WITNESS WHEREOF, PRUDENTIAL GLOBAL LIMITED MATURITY FUND, INC., has caused these presents to be signed in its name and on its behalf of its Vice President and attested by its Assistant
Secretary on October 21, 1996.


                                   PRUDENTIAL GLOBAL LIMITED MATURITY FUND, INC.


                                   By: /s/ Robert F. Gunia
                                       ------------------------------
                                       Robert F. Gunia
                                       Vice President


Attest: /s/ Ellyn C. Vogin
        --------------------------
        Ellyn C. Vogin
        Assistant Secretary

         THE UNDERSIGNED, Vice President of Prudential Global Limited Maturity Fund, Inc., who executed on behalf of the Corporation the foregoing Articles Supplementary of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation and hereby certifies that to the best of his knowledge, information and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

                                       /s/ Robert F. Gunia
                                       ------------------------------
                                       Robert F. Gunia
                                       Vice President